UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 15, 2026

Oncolytics Biotech Inc.

(Exact name of registrant as specified in its charter)

Alberta, Canada	001-38512	26-3847449
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4350 Executive Drive, Suite 325 San Diego, CA	92121
(Address of principal executive offices)	(Zip Code)

(403) 670-7377
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value per share	ONCY	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On January 15, 2026, Oncolytics Biotech Inc. (the “Company”) held its Special Meeting of Shareholders (the “Special Meeting”). Proxies for the Special Meeting were solicited pursuant to the Company’s management information circular/prospectus (the “Circular/Prospectus”) under the Business Corporations Act (Alberta) and applicable Canadian securities laws, and there was no solicitation in opposition to the Company’s board of director’s solicitation. Holders of a total of 17,596,480 of the Company’s common shares were present or represented by proxy at the Special Meeting, representing 16.35% of the Company’s 107,606,376 common shares that were outstanding and entitled to vote at the Special Meeting as of the record date of December 9, 2025. Set forth below are the matters acted upon by the Company’s shareholders at the Special Meeting and the final voting results on each matter. Each of the proposals is described in further detail in the Circular/Prospectus.

Proposal No. 1 — The Continuance from the Province of Alberta to the Province of British Columbia

The proposal to adopt a special resolution authorizing the continuance of the Company from the Province of Alberta in Canada to the Province of British Columbia in Canada through the adoption of the continuation application containing the notice of articles and the articles, attached to the Circular/Prospectus, subject to and conditional upon the approval of the domestication resolution (as described below), was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
14,994,075	2,602,405	0	—

Proposal No. 2 — The Domestication from the Province of British Columbia to the State of Nevada

The proposal to adopt a special resolution authorizing the continuation of the Company out of the Province of British Columbia in Canada and the domestication of the Company to the State of Nevada in the United States of America and the adoption of the articles of domestication and the new articles of incorporation, attached to the Circular/Prospectus, subject to and conditional upon the approval and implementation of the continuance resolution (as described above), was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
15,304,574	2,291,905	0	—

Proposal No. 3 — Approval of the Oncolytics Biotech Inc. 2026 Incentive Award Plan

The proposal to approve the Oncolytics Biotech Inc. 2026 Incentive Award Plan, subject to and conditional upon the approval and implementation of the continuance resolution (as described above) and the domestication resolution (as described above), was approved by the shareholders by the following vote:

For	Against	Abstain	Broker Non-Votes
13,508,657	4,087,822	0	—

On January 15, 2026, the Company issued a press release announcing the results of the Special Meeting. A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

In addition to any of the Company’s filings with the U.S. Securities and Exchange Commission that automatically incorporate all filings made by the Company pursuant to Sections 13(a), 13(c), 14, and 15(d) of the U.S. Securities and Exchange Act of 1934, as amended, this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is hereby incorporated by reference as an exhibit to the Company’s Registration Statement on Form F-3 (File No. 333-289819).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description
99.1	Press Release issued by Oncolytics Biotech Inc., dated as of January 15, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 15, 2026	ONCOLYTICS BIOTECH INC.

	By:	/s/ Kirk Look
	Name:	Kirk Look
	Title:	Chief Financial Officer